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                               Exhibit 10-2

             Acquisition Agreement with Corporacion Pipasa, S.A.


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                      AGREEMENT AND PLAN OF REORGANIZATION

                                 April 30, 1996

                         QUANTUM LEARNING SYSTEMS, INC.
                                 ACQUISITION OF
                            CORPORACION PIPASA, S.A.


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                                TABLE OF CONTENTS

                                                                            Page



Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.   Plan of Reorganization   . . . . . . . . . . . . . . . . . . . . . . 1

     2.   Exchange of Shares   . . . . . . . . . . . . . . . . . . . . . . . . 1

     3.   Delivery of Shares and Assets  . . . . . . . . . . . . . . . . . . . 2

     4.   Representations of Stockholders and Acquirees  . . . . . . . . . . . 2

     5.   Representations of Acquiring Corporation   . . . . . . . . . . . . . 4

     6.   Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

     7.   Conditions Precedent to the Obligations of Acquirees   . . . . . . . 7

     8.   Conditions Precedent to the Obligations of Acquiror  . . . . . . . . 7

     9.   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     10.  Nature and Survival of Representations   . . . . . . . . . . . . . . 9

     11.  Documents at Closing   . . . . . . . . . . . . . . . . . . . . . . . 9

     12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . .10

          Signature Page   . . . . . . . . . . . . . . . . . . . . . . . . . .11




                                      -ii-
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                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS Agreement and Plan of Reorganization is entered into this 30th day of April, 1996, by and between QUANTUM LEARNING SYSTEMS, INC., a Nevada corpora-tion, (hereinafter "Acquiror"); and CORPORACION PIPASA, S.A., a Costa Rican corporation; (hereinafter referred to as "Acquiree"); and the undersigned Stockholders of Acquiree, (hereinafter referred to as "Stockholders").


                                    RECITALS

     Stockholders of Acquiree own or control all of the issued and outstanding common stock of Acquiree. Acquiror desires to acquire all of the issued and outstanding stock of Acquiree, making Acquiree a wholly-owned subsidiary of Acquiror, and Stockholders desire to make a tax-free exchange solely of their shares in Acquiree for shares of Acquiror's common stock to be exchanged as set out herein with said Stockholders.

     NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

                                    AGREEMENT

     1. PLAN OF REORGANIZATION. Stockholders of Acquiree are the owners of all the issued and outstanding common stock of said Acquiree. It is the intention of the parties hereto that all of the issued and out-standing common stock of Acquiree shall be acquired by Acquiror in exchange solely for newly issued Acquiror voting stock. It is the intention, but not a requirement, of the parties hereto that this transaction qualify as a tax-free reorganization under Section 351 of the Internal Revenue Code of 1986, as amended, and the applicable provisions of Costa Rican tax law. If this transaction does not so comply, the parties hereto nevertheless will effect this transaction as long as at least 51% of the Acquiree may be transferred hereto.

     2. EXCHANGE OF SHARES. Acquiror and Stockholders agree that all of the issued and outstanding shares of Class A and Class B common stock of Acquiree shall be exchanged with Acquiror for a total of approxi-mately 25,600,000 shares, in the aggregate, of restricted common stock of Acquiror, which in any case shall be 82.4%, in the aggregate, of the issued and outstanding common shares of the Company, on a fully diluted basis at the time of the delivery of such shares to the Stockholders, which includes currently outstanding warrants or options to issue approximately 750,000 shares. If, and to the extent that the Acquiror receives less than 100% of the common stock of the Acquiree, the amount of shares to be issued hereunder to the Stockholders of the Acquiree shall be reduced pro rata. Notwithstanding any other provi-sion of this Agreement, and assuming that the Acquiror has received at least 51% of the common stock from Acquiree as of the date of delivery


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          (which is hereafter defined), the Stockholders may deliver common shares hereunder to the Acquiror for up to twelve months from the date hereof. The Acquiror shares will, on the date of delivery to the Stockholders, (which is hereafter defined as the Delivery Date), be delivered to the Stockholders in exchange for their shares in Acquiree. Stockholders represent and warrant that they will hold such shares of common stock of Acquiror for investment purposes and not for further public distribution and agree that the shares shall be appro-priately restricted.

     3. DELIVERY OF SHARES AND ASSETS. On the Delivery Date (which is defined as the date in Paragraph 6 herein), Stockholders will deliver certificates for the shares of Acquiree duly endorsed so as to make Acquiror the sole holder thereof free and clear of all claims and encumbrances. On the Delivery Date, delivery of the Acquiror shares, which will be appropriately restricted as to transfer, will be made to the Stockholders as set forth herein. A list of the shares of Acquiree, the owners thereof, and shares of Acquiror to be received by said Stockholders is attached hereto as Exhibit "A" and by this reference is incorporated herein.

     4. REPRESENTATIONS OF STOCKHOLDERS AND ACQUIREE. The Stockholders and Acquiree, hereby represent and warrant that, with respect to their own shares and as to the Acquiree, effective this date, the Closing Date (which is defined as the date in Paragraph 6 herein), and the Delivery Date, the representations listed below are true and correct to the best of their knowledge, information, and belief. Said repre-sentations are meant and intended by all parties to apply to the
          Acquiree:

          (a) The listed Stockholders on Exhibit "A" are the sole owners of all of the issued and outstanding shares of common stock of Acquiree; such shares are free from claims, liens, or other encumbrances; and Stockholders have the unqualified right to transfer and dispose of such shares and assets.

          (b) The issued shares of Acquiree constitute validly issued shares of Acquiree, fully-paid and nonassessable.

          (c) The audited year-end financial statements of Acquiree covering the last fiscal year (which includes the balance sheet as of the 1995 fiscal year end and the operational statements as of the 1994 and 1995 fiscal year ends) and the unaudited financial statements as of March 31, 1996, which have been delivered to Acquiror, are complete, accurate and fairly present the financial condition of Acquiree as of the dates thereof and the results of its operations for the periods covered. There are no liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obliga-tions in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of such Acquiree as reflected in such finan-cial statements. These


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               financial statements have been prepared in accordance with US
               Generally Accepted Accounting Principles consistently applied.

          (d) Prior to and as of the Closing Date and the Delivery Date, there will not be any negative material changes in the financial position of Acquiree, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial position of said Acquiree.

          (e) Except as previously disclosed in audited and unaudited financial statements, to the best of Acquiree's knowledge, information and belief, it is not involved in, and has not received judicial notice of any pending litigation or governmental investigation or proceeding not reflected in such financial statement, or other-wise disclosed in writing to Acquiror and, to the best knowledge of Acquiree and Stockholders, no material litigation, claims, or assessments, or governmental investigation or proceeding is threatened against Acquiree, its principal stockholders or properties.

          (f) As of the Closing Date and the Delivery Date, Acquiree will be in good standing in its jurisdiction of incorporation, and will be in good standing and in the process of becoming duly qualified to do business in each jurisdiction where required to be so quali-fied.


          (g) Acquiree has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitaliza-tion and operations, and to the best of Acquiree's knowledge, information and belief, no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, includ-ing claims for violation of any US state or federal securities laws.

          (h) Acquiree has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have or which shall become due as of the Closing Date and the Delivery Date.

          (i) Except as disclosed in this Agreement or on any Exhibit, Acquiree has not breached any material agreement to which it individually or collectively may be a party.

          (j)  Acquiree has no subsidiary corporations.

          (k) The corporate financial records, minute books, and other docu-ments and records of Acquiree are to be available to present management of Acquiror prior to the Closing Date and turned over to new management of Acquiror in their entirety on the Delivery Date.


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          (l)  The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which Acquiree or Stock-holders are a party and has been duly authorized by all appropri-ate and necessary action.

          (m) The authorized capitalization of Acquiree are as set forth in the most recent audited balance sheet of Acquiree. Acquiree has two classes of common stock (called Class A and Class B) and two classes of preferred stock (called Class C and Class D). All outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. There are no outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares to be issued to any person.

          (n) To the best knowledge of Stockholders and Acquiree, Acquiree is not subject to any material labor disputes or disagreements, either actual or contingent.

          (o) To the best knowledge of Stockholders and Acquiree, Acquiree's products, materials and brochures do not infringe the patent or copyright rights of any other person or entity.

          (p) At the date of this Agreement, Stockholders have, and at the Closing Date and the Delivery Date, they will have to the best of their knowledge, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiree and its assets. Stockholders have not now and will not have, at the Closing Date or the Delivery Date, withheld knowledge of any such events, conditions, and facts which they know, or have reasonable grounds to know, may materially affect the business and prospects of Acquiree or its assets.

     5. REPRESENTATIONS OF ACQUIRING CORPORATION. Acquiror hereby represents and warrants as follows, effective this date, the Closing Date, and the Delivery Date, the representations listed below are true and correct to the best of its knowledge, information, and belief:

          (a) As of the Delivery Date, the Acquiror shares to be delivered to the Stockholders will constitute valid and legally issued shares of Acquiror, fully-paid and nonassessable, and will be legally equivalent in all respects to the common stock of Acquiror issued and outstanding as of the date thereof.

          (b) The officers of Acquiror are duly authorized to execute this Agreement and have taken all actions required by law and agree-ments, charters, and bylaws, to properly and legally execute this Agreement.


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          (c)  Acquiror has made available to Acquiree combined audited finan-
               cial statements for the past three fiscal years, which shall be true, complete and accurate; there are and shall be no substan-tial liabilities, either fixed or contingent, not reflected in such financial statements and records or to which the Acquiree has not been made aware. Said financial statements fairly and accurately reflect the financial condition of the Acquiror as of the date thereof and the results of operations for the period reflected therein. Such statements shall have been prepared in accordance with US Generally Accepted Accounting Principles, consistently applied.

          (d) Prior to and as of the Closing Date and the Delivery Date, there will not be any material changes in the financial position of Acquiror, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial condition of the Acquiror; provided, however, that Acquiror will have sold or transferred all of its operations as of the Delivery Date.

          (e) Except as previously disclosed, Acquiror is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in such financial statements or other-wise disclosed in writing to the Stockholders, and there are otherwise no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management, threatened or contemplated against Acquiror, its management or properties.

          (f) As of the Closing Date and the Delivery Date, Acquiror is duly organized, validly existing and in good standing under the laws of the State of Nevada; it has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required.

          (g) Acquiror will have filed, by the Delivery Date, all federal, state, county and local income, excise, property and other tax returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid or made adequate provision for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received.

          (h) Except as previously disclosed, Acquiror has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Acquiror has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Acquiror is subject.


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          (i)  The present capitalization of Acquiror comprises authorized common stock of 20,000,000 shares, $0.001 par value, of which no more than 4,400,000 shares are issued and outstanding as of the date hereof and prior to giving effect to a contemplated in-creased authorization of common shares by the shareholders of Acquiror to 60,000,0000 shares; and authorized preferred stock of 5,000,000 shares, with a $1.00 par value, to have such classes and preferences as the Acquiror may determine from time to time. No preferred shares are issued and outstanding as of the date hereof. All outstanding shares have been duly authorized, validly issued, and fully paid. There are 750,000 shares reserved for issuance under options or warrants. Otherwise, there are not outstanding or presently authorized securities, warrants, options or related commitments of any nature.

          (j) Acquiror has three subsidiary corporations Cambridge Academy, Sentient, Inc., Current Concept Seminars, Inc., along with a division which engages in real estate development. As a condition of this Agreement and the underlying acquisition, the Acquiror will divest itself of all operations, including the subsidiary corporations and the real estate division, by the Delivery Date.

          (k) The shares of restricted common stock of Acquiror to be issued to Stockholders as of the Delivery Date, will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in a non-public offering and exempted transaction under federal and state securities laws.

          (l) At the date of this Agreement, Acquiror has, and at the Closing Date, and as of the Delivery Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiror. Acquiror has not now and will not have, at the Closing Date, or at the Delivery Date, withheld disclosure of any such events, conditions, and facts which it, through management has knowledge of, or has reasonable grounds to know, may materially affect the business and prospects of Acquir-or.

          (m) Acquiror is a public company and represents that, except as previously disclosed, it has no existing or threatened liabili-ties, claims, lawsuits, or basis for the same with respect to its shareholders, the public, brokers, the U.S. Securities and Exchange Commission, state agencies or other persons. This includes matters relating to state or federal securities laws as well as general common law or state corporation law principles.

     6. CLOSING AND DELIVERY DATE. The Closing Date herein referred to shall be upon such date as the parties hereto may mutually agree for the execution of this Agreement but is expected to be on or about April 30, 1996. This Agreement is


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          executed by the parties and effective as of the date hereof, subject only to the ratification and approval of the transaction, the divestiture of Acquiror operations, and the approval of additional authorized common shares by the shareholders of the Acquiror. The date of ratification and approval of the transaction, the divestiture of Acquiror operations, and the authorization of additional common shares by the shareholders of the Acquiror shall be known as the Delivery Date. Certain exhibits, etc. may be delivered subsequent to the Delivery Date upon the mutual agreement of the parties hereto. The Stockholders will be deemed to have accepted, as of the Delivery Date, delivery of the certificates of stock to be issued in their respective names, and in connection therewith will make delivery of their stock in Acquiree to Acquiror.

     7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACQUIREE. All obliga-tions of Acquiree and Stockholders under this Agreement are subject to the fulfillment, prior to, as of the Closing Date, or at the Delivery Date, of each of the following conditions:

          (a) The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or document delivered to Acquiree pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date and the Delivery Date as though such representations and warranties were made at and as of such time.

          (b) Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, subject only to the conditions required on the Delivery Date.

          (c) On the Delivery Date, the present Directors of Acquiror shall resign from the Board of Directors of Acquiror. The Acquiree shall have the right to name the new Board of Directors, which shall consist of seven (7) members, as of the Delivery Date.

          (d) The shareholders of the Acquiror shall have approved an increase in the authorized common shares of the Acquiror to 60,000,000, all with a par value of $0.001 per share and an increase in the authorized preferred shares of the Acquiror to 5,000,000, all with a par value of $1.00 per share.

          (e) The shareholders of the Acquiror shall approve a change of name of the Acquiror as of the Delivery Date to Costa Rica Interna-tional Holdings, Inc., or such derivation as may be approved by regulatory authorities.

          (f) The Acquiror shall have disposed of all prior Acquiror operations as of the Delivery Date.


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          (g)  The Directors and shareholders of Acquiror shall have approved this transaction and such other reasonable matters as requested by Acquiree as pertaining to this transaction.

     8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ACQUIROR. All obliga-tions of the Acquiror under this Agreement are subject to the fulfill-ment, prior to, as of the Closing Date, or at the Delivery Date, of each of the following conditions:

          (a) The representations and warranties by Acquiree and Stockholders contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the Closing Date and the Delivery Date as though such representations and warranties were made at and as of such time.

          (b) Acquiree and Stockholders shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, subject only to the conditions on the Delivery Date.

          (c) Stockholders shall deliver to Acquiror a letter commonly known as an "investment letter" agreeing that the shares of stock in Acquiror are being acquired for investment purposes, and not with a view to resale.

          (d) Stockholders shall state, and reaffirm as of the Delivery Date, that the materials, including, current financial statements, prepared and delivered by Acquiror to Stockholders, have been read and understood by Stockholders, that they are familiar with the business of Acquiror, that they are acquiring the Acquiror shares under Section 4(2), commonly known as the private offering exemption of the Securities Act of 1933, under Regulation S of said Act, and that the shares are restricted and may not be resold, except in reliance on an exemption under the Act.

          (e) Shareholders of the Acquiror shall have approved and ratified this Plan of Reorganization, including, but not limited to, an increase in the number of authorized common shares to 60,000,000 and authorized preferred shares to 5,000,000 and the disposition by the Acquiror of all operations, including the subsidiary corporations and the real estate division, as of the Delivery Date. at a duly called shareholders meeting by an affirmative vote of not less than a majority of the issued and outstanding common shares of the Acquiror.

     9. INDEMNIFICATION. Within the period provided in paragraph 10 herein and in accordance with the terms of that paragraph, each party to this Agreement, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect


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          of any liability, damage or deficiency, all actions, suits, proceed-
          ings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate fur-nished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

     10. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     11. DOCUMENTS AT CLOSING. Between the date hereof and the Delivery Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          (a) Stockholders will deliver, or cause to be delivered, to Acquiror the following:

               (1) stock certificates for the stock of Acquiree being tendered hereunder, duly endorsed in blank,

               (2) all corporate records of Acquiree, including without limita-tion corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Delivery
               Date), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably request-ed for review by Acquiror and its counsel;

               (3) a certificate of the President of Acquiree to the effect that all representations and warranties of Acquiree made under this Agreement are reaffirmed on the Closing Date and the Delivery Date, the same as though originally given on said date;


                                       9
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               (4)  such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

          (b) Acquiror will deliver or cause to be delivered to Stockholders and Acquiree:

               (1) stock certificates for Common Stock to be issued as a part of the exchange as listed on Exhibit "A" after the date of approval of this transaction by the Acquiror shareholders;

               (2) a certificate of the President of Acquiror to the effect that all representations and warranties of Acquiror made under this Agreement are reaffirmed on the Closing Date and the Deliv-ery Date, the same as though originally given on said date;

               (3) certified copies of resolutions by Acquiror's Board of Directors and shareholders authorizing this transaction;

               (4) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

     12.       MISCELLANEOUS.

          (a) FURTHER ASSURANCES. At any time, and from time to time, after the effective date, each party will execute such additional instru-ments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property trans-ferred hereunder or otherwise to carry out the intent and purpos-es of this Agreement.

          (b) WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          (c) BROKERS. Neither party has employed any brokers or finders with regard to this Agreement unless otherwise described in writing to all parties hereto.

          (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

          (e) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


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          (f)  COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) GOVERNING LAW. This Agreement was negotiated and is being con-tracted for in the State of Nevada, and shall be governed by the laws of the State of Nevada, and the securities being issued herein are being issued and delivered outside the jurisdiction of the United States in accordance with the isolated transaction and non-public offering exemption and with Regulation S of the Act.

          (h) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

          (i) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representa-tions, understandings, interpretations or terms of any kind of condition or inducements to the execution hereof.

          (j)  TIME. Time is of the essence.

          (k) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

          (l) DEFAULT COSTS. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys fees and other costs from the party in default.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                         QUANTUM LEARNING SYSTEMS, INC.
                         a Nevada Corporation

                         By:     ///Signed///
                            ---------------------------------
                                 President

                         CORPORACION PIPASA, S.A.
                         a Costa Rican Corporation

                         By:      ///Signed///
                            ---------------------------------
                              President

                            SHAREHOLDERS OF ACQUIREE:


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

                         QUANTUM LEARNING SYSTEMS, INC.

                              OFFICER'S CERTIFICATE


     The undersigned, President of QUANTUM LEARNING SYSTEMS, INC. ("Acquiror"), does hereby certify that he is a duly elected, qualified and acting officer of Acquiror, a Nevada corporation, and as such is familiar with the business affairs of said corporation, and is familiar with and has read that certain Agreement and Plan of Reorganization between Acquiror and Acquiree, dated April 30, 1996.

     The undersigned does hereby state that the representations and warranties made by Acquiror contained in said Agreement, to the best of his knowledge, are true and correct at and as of the time of closing and the date of delivery of Acquiror's shares. In addition, the undersigned hereby states that to the best of his knowledge, Acquiror has performed and complied with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Acquiror prior to or at the Closing Date or the Delivery Date.

     IN WITNESS WHEREOF, the undersigned, has hereunto duly executed this Certificate this 30th day of April, 1996.



                                   QUANTUM LEARNING SYSTEMS, INC.



                                   By:        ///Signed///
                                      ----------------------------
                                        President

                            CORPORACION PIPASA, S.A.


                              OFFICER'S CERTIFICATE


     The undersigned, President of CORPORACION PIPASA, S.A. ("Acquiree"), does hereby certify that he is a duly elected, qualified and acting officer of Acquiree, a Costa Rican corporation, and as such is familiar with the business affairs of said corporation, and is familiar with and has read that certain Agreement and Plan of Reorganization between Acquiror and Acquiree, dated April 30, 1996.

     The undersigned does hereby state that the representations and warranties made by Acquiree contained in said Agreement, to the best of his knowledge, are true and correct at and as of the time of closing and the date of delivery of the Acquiror's shares. In addition, the undersigned hereby states that to the best of his knowledge, Acquiree has performed and complied with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Acquiree prior to or at the Closing Date or the Delivery Date.

     IN WITNESS WHEREOF, the undersigned, has hereunto duly executed this Certificate this 30th day of April, 1996.



                         CORPORACION PIPASA, S.A.



                         By:         ///Signed///
                            -------------------------------------
                                   President